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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                                February 8, 2002
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                Date of Report (Date of earliest event reported)


                           TOYMAX INTERNATIONAL, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

               0-23215                                  11-3391335
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       (Commission File Number)             (IRS Employer Identification No.)

                              125 E. BETHPAGE ROAD
                           PLAINVIEW, NEW YORK 11803
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               (Address of Principal Executive Offices, Zip Code)

                                 (516) 391-9898
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              (Registrant's telephone number, including area code)





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      On February 8, 2002 (the "Closing Date"), Monogram International, Inc., Monogram Products (H.K.) Limited and Monogram Acquisition I, LLC (collectively, the "Sellers"), wholly-owned subsidiaries of Toymax International, Inc. (the "Company"), consummated the sale (the "Sale") of substantially all of the assets of the Sellers relating to their U.S. and worldwide toy business (including, but not limited to, substantially all of the assets of Candy Planet, a division of Toymax Inc., which were transferred to Monogram International, Inc. prior to the Closing Date), to V2 Development Company Limited (the "Purchaser") for an aggregate purchase price of US$2,250,000 in cash. The Purchaser is a company that is owned and controlled by David Ki Kwan Chu, the Chairman of the Company. The Sellers are in the business of creating, designing, marketing and distributing toys and leisure products which are sold in the United States and throughout the world.

      The Sale was made pursuant to an Asset Purchase Agreement, dated as of November 30, 2001, by and among the Purchaser, the Sellers and the Company.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) EXHIBITS. The following documents are being filed by the Company as exhibits to this report.


EXHIBITS

   2.1 Asset Purchase Agreement, dated as of November 30, 2001, by and among the Purchaser, the Sellers and the Company.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TOYMAX INTERNATIONAL, INC.
                               -----------------------------------------
                                           (Registrant)



                               By:  /s/ Michael Sabatino
                                   -------------------------------------
                                   Michael Sabatino
                                   Chief Financial Officer


Dated: February 19, 2002


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                                  EXHIBIT INDEX

EXHIBIT NO.  DOCUMENT

    2.1 Asset Purchase Agreement, dated as of November 30, 2001, by and among the Purchaser, the Sellers and the Company.






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